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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

              We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 28, 2000, relating to the financial statements and the financial statement schedule, which appears on page 33 of Tegal Corporation's Annual Report on Form 10-K for the year ended March 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

San Jose, California
May 24, 2000